                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC  20549


--------------------------------------------------------------------------------



                                   FORM  8-K

                                 CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15 (d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


     Date of report  (Date of earliest event reported):    August 15, 1997



                      COMMERCIAL BANCSHARES, INCORPORATED
                      -----------------------------------
               (Exact Name of Registrant as Specified in Charter)


        West Virginia               1-11791                 55-0622108
        -------------               -------                 ----------
(State or Other Jurisdiction    (Commission File          (IRS Employer
      of Incorporation)              Number)           Identification No. )


    415 Market Street, Parkersburg, West Virginia              26101
    ---------------------------------------------              -----
       (Address of Prinicipal Executive Offices              (Zip Code)

Registrant's telephone number, including area code:    (304)  424-0300
                                                       ---------------


                                 Not Applicable
                                 --------------
         (Former Name or Former Address, if Changed Since Last Report)

ITEM 5:  OTHER EVENTS

          As of August 15, 1997, the Board of Directors of Gateway Bancshares, Inc. ("Gateway") approved, and Gateway entered into, an Agreement and Plan of Merger (the "Plan") with Commercial BancShares, Incorporated ("Commercial"). According to the Plan, Gateway will merge with CWV Holding Company, Inc., a subsidiary that is to be formed by Commercial. The Plan anticipates that Gateway's only subsidiary, The Bank of McMechen, will be operated as a separate banking subsidiary of Commercial. A copy of the Plan and the joint press release issued by Commercial and Gateway are attached to this Form as exhibits 1 and 2, and are incorporated herein by reference.


ITEM 7:  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (c)   Exhibits.

                   1. Text of joint press release issued by Commercial BancShares, Incorporated, and Gateway Bancshares, Inc., on August 15, 1997.

                   2. Agreement and Plan of Merger dated August 15, 1997, by and among Gateway Bancshares, Inc., Commercial BancShares, Incorporated, and CWV Holding Company, Inc.


                                   SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:     August 19, 1997
                                 COMMERCIAL BANCSHARES, INCORPORATED

                                 By:   /s/ Larry G. Johnson
                                       Larry G. Johnson
                                 Its:  Executive Vice President
                                       and Chief Financial Officer

ITEM 7 (c) 1. Text of joint press release issued by Commercial BancShares, Incorporated, and Gateway Bancshares, Inc., on August 15, 1997.


Commercial BancShares, Gateway Bancshares Announce Merger

          PARKERSBURG, WV, 8/15/97--Commercial BancShares, Incorporated, (AMEX:
CWV) and Gateway Bancshares, McMechen, West Virginia, (OTC) today announced they had reached a definitive agreement whereby Gateway will become a wholly-owned subsidiary of Commercial. The agreement has been approved by the boards of directors of both companies and is subject to the approval of Gateway's shareholders and appropriate regulatory agencies. The merger is expected to close by year end.

          Gateway, a $30 million bank holding company, is the parent of The Bank of McMechen, a state-chartered bank that operates offices in McMechen and Benwood in Marshall County, West Virginia. Its full-service offices provide complete banking service to individuals and small businesses in its trade area.

          The agreement with Gateway will be structured as a pooling of interests, and provides for a tax free exchange of Commercial common shares for Gateway common shares at a value of $80 per share of Gateway, or a purchase price of $5.3 million. The exchange ratio will be a minimum of 1.742 and a maximum of 2.129 shares of Commercial. The transaction is expected to be slightly dilutive to Commercial's earnings in 1998, and to have a positive impact on 1999 earnings.

          Commercial has been interested in expanding its presence into the northern panhandle of West Virginia. William E. Mildren, Jr., Chairman, President and Chief Executive Officer, of Commercial said, "We are extremely pleased that Bank of McMechen has decided to affiliate with Commercial. As a network of community banks, we look forward to the opportunities this expansion affords."

          "Since 1906, The Bank of McMechen has been committed to the people of northern Marshall County. Commercial's investment in technology, its trust capabilities, and its history of community banking will allow us to continue to improve our service in McMechen and Benwood," said Michael E. Moore, President of The Bank of McMechen.

          The acquisition of Gateway will give Commercial a retail network of 18 banking offices, in one Ohio and seven West Virginia counties. The combined total assets will be $450 million, with total deposits of $387 million. Commercial, headquartered in Parkersburg, WV, has 7 banking subsidiaries and a consumer lending subsidiary.

ITEM 7 (c) 2. Agreement and Plan of Merger dated August 15, 1997, by and among Gateway Bancshares, Inc., Commercial BancShares, Incorporated, and CWV Holding Company, Inc.



                         AGREEMENT AND PLAN OF MERGER


                                  By and Among



                            GATEWAY BANCSHARES, INC.


                      COMMERCIAL BANCSHARES, INCORPORATED

                                      and

                           CWV HOLDING COMPANY, INC.



                                August 15, 1997

                              TABLE  OF  CONTENTS

ARTICLE I.  PLAN OF MERGER......................................  2
            --------------

     1.1  Parties to Merger and Surviving Bank..................  2
     1.2  Terms of Merger.......................................  2
     1.3  Effect of Merger......................................  3
     1.4  Consideration.........................................  3
     1.5  Exchange of Shares....................................  4
     1.6  Articles of Incorporation and Bylaws of
          Surviving Bank Holding Company........................  5
     1.7  Additional Requirements...............................  5

ARTICLE II.  REPRESENTATIONS AND WARRANTIES.....................  6
             ------------------------------

     2.1  Representations and Warranties of Commercial and CWV..  6

          (a)  Organization.....................................  6
          (b)  Authority........................................  6
          (c)  Financial Statements.............................  7
          (d)  Applications.....................................  7
          (e)  Authority to Exchange Shares.....................  7
          (f)  Registered Bank Holding Company..................  8
          (g)  Absence of Certain Changes.......................  8
          (h)  Litigation.......................................  8
          (i)  Absence of Undisclosed or Contingent Liabilities.  9
          (j)  No Adverse Event.................................  9
          (k)  SEC Reports......................................  9
          (l)  Capitalization...................................  9
          (m)  Registration..................................... 10
          (n)  Title to Properties.............................. 10
          (o)  Taxes............................................ 11
          (p)  Subsidiaries of Commercial....................... 11
          (q)  ERISA............................................ 11
          (r)  Absence of Defaults and Violation................ 12
          (s)  Other Transactions............................... 13
          (t)  Environmental Concerns........................... 13
          (u)  Matters Relevant to Tax Treatment................ 15


     2.2. Representation and Warranties of Gateway.............. 17
          (a)  Organization..................................... 17
          (b)  Authority of Gateway............................. 17
          (c)  Capital Stock of Gateway......................... 18
          (d)  Absence of Certain Changes....................... 18
          (e)  Taxes............................................ 20
          (f)  Litigation, Etc.................................. 20
          (g)  Absence of Defaults and Violations............... 21
          (h)  Absence of Undisclosed Assets and of
               Undisclosed Contingent Liabilities............... 21
          (i)  Financial Statements............................. 22
          (j)  Real Property.................................... 22
          (k)  No Adverse Event................................. 22
          (l)  Material Contracts............................... 22
          (m)  ERISA............................................ 23
          (n)  Regulatory Reports............................... 24
          (o)  Environmental Concerns........................... 24

ARTICLE III.  ADDITIONAL AGREEMENTS............................. 25

     3.1  Approval of Gateway Shareholders...................... 25
     3.2  Approval of Commercial Shareholders and Sole
          Shareholder of CWV.................................... 25
     3.3  Rights of Dissenting Stockholders..................... 25
     3.4  Regulatory Approval................................... 25
     3.5  Conduct of Business by Gateway and Its Subsidiary
          Until Closing......................................... 26
     3.6  Conduct of Business by Commercial Until Closing....... 29
     3.7  Proxy Statement....................................... 31
     3.8  Directors, Independent Bank........................... 31

          (a)  Board of Directors............................... 31
          (b)  Independent Bank................................. 31
          (c)  Commercial Board of Directors.................... 32

     3.9  Employees of Bank of McMechen......................... 32


ARTICLE IV.  CONDITIONS.......................................  33

     4.1  Conditions to Obligations of All Parties............  33

          (a)  Shareholder Approval of Transaction............  33
          (b)  CWV............................................  33
          (c)  Absence of Restraints..........................  33
          (d)  Governmental Approvals.........................  33
          (e)  Compliance and Representations.................  33
          (f)  Securities Law Compliance......................  34
          (g)  Confidentiality................................  34
          (h)  Accounting Treatment...........................  34
          (i)  Tax Free Exchange..............................  34
          (j)  Execution of Closing...........................  35

     4.2  Additional Conditions to Obligations of Commercial..  35

          (a)  Shareholder Approval...........................  35
          (b)  Counsel's Opinion..............................  35
          (c)  Affiliates Agreements..........................  36

     4.3  Additional Conditions to Obligations of Gateway.....  37

          (a)  Opinion of Counsel.............................  37
          (b)  Tax Opinion....................................  38
          (c)  Fairness Opinion...............................  39

ARTICLE V.  CLOSING...........................................  39

     5.1  Closing.............................................  39

ARTICLE VI.  MISCELLANEOUS....................................  40

     6.1  Termination.........................................  40
     6.2  Expenses............................................  41
     6.3  Survival of Provisions..............................  41
     6.4  Individual Directors of Gateway.....................  41
     6.5  Amendment...........................................  42
     6.6  Assignability.......................................  42
     6.7  Notices.............................................  42

     6.8  Entire Agreement....................................  43
     6.9  Counterparts........................................  43
     6.10 Governing Law.......................................  43
     6.11 Invalid Provisions..................................  43
     6.12 Headings and Subheadings............................  43
     6.13 Third-Party Beneficiaries...........................  43

EXHIBIT LIST..................................................  45

  EXHIBIT A
  EXHIBIT B
  EXHIBIT C
  EXHIBIT D


                          AGREEMENT AND PLAN OF MERGER


     THIS AGREEMENT AND PLAN OF MERGER (the "Agreement"), is made and entered into as of this 15th day of August, 1997, among GATEWAY BANCSHARES, INC., a West Virginia banking corporation ("Gateway"); COMMERCIAL BANCSHARES, INCORPORATED, a West Virginia bank holding company ("Commercial") and CWV HOLDING COMPANY, INC., ("CWV"), a West Virginia banking corporation to be formed as a wholly-owned subsidiary of Commercial.

     WHEREAS, Gateway is a West Virginia corporation organized and existing under the laws of the State of West Virginia with its principal office in McMechen, West Virginia, and a registered bank holding company under the Bank Holding Company Act of 1956, as amended;

     WHEREAS, Gateway owns one hundred percent of the issued and outstanding shares of The Bank of McMechen, a state chartered banking corporation with its main office in McMechen, West Virginia.

     WHEREAS, CWV will be organized as a West Virginia corporation with its principal office located in Parkersburg, West Virginia, and will be registered as a bank holding company under the Bank Holding Company Act of 1956, as amended;

     WHEREAS, Commercial is a West Virginia corporation with its principal office located in Parkersburg, West Virginia, and is a registered bank holding company under the Bank Holding Company Act of 1956, as amended;

     WHEREAS, the parties hereto desire to accomplish the merger of Gateway into CWV with CWV surviving and operating under the name "CWV Holding Company, Inc." (the "Merger");

WHEREAS, shareholders of Gateway will receive common stock of Commercial ("Commercial stock") equal to $80.00 for each share of Gateway common stock ("Gateway stock") they own as consideration for the Merger; provided, however that no fractional shares of Commercial stock will be issued and in lieu thereof Gateway shareholders will receive cash consideration as provided herein;

     WHEREAS, for federal income tax purposes, the transaction is intended to be treated as a tax free reorganization under Internal Revenue Code (S) 368(a)(2)(D).

     NOW, THEREFORE, for and in consideration of the premises and the representations, warranties, covenants and agreements contained herein, Commercial and Gateway do represent, warrant, covenant and agree (and CWV will represent, warrant, covenant and agree) as follows:

                                   ARTICLE I
                                 PLAN OF MERGER

     1.1  Parties to Merger and Surviving Bank.  The parties to the Plan of
          ------------------------------------
Merger are Gateway Bancshares, Inc. and CWV. Gateway shall merge with and into CWV under the charter of the latter, pursuant to the laws of West Virginia. At the time of the Merger, Gateway will cease to exist and CWV will be the surviving bank holding company (the "Surviving Bank Holding Company"). The name of the Surviving Bank Holding Company shall be "CWV Holding Company, Inc." and its principal office will be in Parkersburg, West Virginia.

     1.2  Terms of Merger.  The terms and conditions of the Merger are set forth
          ---------------
in this Agreement.  Upon satisfaction of all of the terms and conditions set forth herein, the Merger shall be effective upon the date (the "Merger Effective Date") so indicated by the West Virginia Secretary of State ("Secretary of State").

     1.3  Effect of Merger.  Upon consummation, the Merger shall have the
         -----------------
following effects:

        (a) The Surviving Bank Holding Company will, upon the time of the Merger and thereafter, possess all of the rights, privileges, immunities and franchises of CWV and
Gateway.

        (b) All property, real, personal and mixed; all debts due in whatever amount; all choses in action; and all other rights and interests belonging to or due to CWV and Gateway will be taken and deemed to be transferred to and vested in CWV as the Surviving Bank Holding Company and all such property, real, personal and mixed; all debts due in whatever amount; all choses in action; and all other rights and interests belonging to or due to CWV and Gateway shall remain in the Surviving Bank Holding Company without further act, and the title to any real estate, or any interest therein, vested in Gateway shall not revert or be in any way impaired by reason of the Merger.

        (c) The Surviving Bank Holding Company will be responsible and liable for all of the liabilities and obligations of CWV and Gateway, respectively, and neither the rights of creditors nor liens upon the property of Gateway shall be impaired by the Merger, including, but not limited to, any liability of Gateway arising under its bylaws or the applicable laws of West Virginia in connection with the indemnification of directors and officers of Gateway arising at any time prior to the Merger Effective Date.

        (d) The Surviving Bank Holding Company will have a capital stock account equal to the capital stock account of CWV.

     1.4  Consideration.  As consideration for the Merger, shareholders of
          -------------
Gateway who do not dissent to this transaction will be entitled to receive the number of shares of Commercial common stock equal to $80.00 divided by the average price of Commercial common stock reported on the American Stock Exchange for the twenty (20) trading days preceding Closing; provided, however, that such consideration shall be paid for no more than 66,652 shares of Gateway common stock. The average price shall be calculated by adding the closing prices of Commercial stock reported by the American Stock Exchange on each of the twenty (20) trading days preceding the Closing and dividing the sum by twenty (20) (the "Average Price"). In the event there are no reported trades on any day during such twenty (20) day period then the closing price for such a day, for purposes of calculating the Average Price, shall be the closing price last reported on a date preceding the date on which no trade occurred. For purposes of this paragraph "trading day" shall mean a day on which the American Stock Exchange is open and conducts business. If the Average Price quotient is less than or equal to 1.742, the exchange ratio will be 1.742 and Gateway shareholders will be entitled to receive 1.742 shares of Commercial common stock for each share of Gateway stock they own. If such quotient is greater than or equal to 2.129, then the exchange ratio will be
2.129 and Gateway shareholders will be entitled to receive 2.129 shares of Commercial common stock for each share of Gateway stock they own.

     No fractional shares of Commercial stock will be issued and in lieu thereof, Gateway shareholders will be entitled to receive cash based upon the Average Price of Commercial stock, without interest. If on or after the date hereof, and prior to the Merger, the outstanding shares of Commercial stock are changed into a different number or class by virtue of any reclassification, split, stock dividend or similar event, then the exchange ratio provided herein will be adjusted proportionately. The issuance of Commercial stock in accordance with Section 2.1(l) will not result in an adjustment to the exchange ratio. From and after the date of the Merger, the holders of certificates representing Gateway shares shall cease to have any rights with respect to such shares (except dissenters' rights) and such shares will thereafter be deemed canceled and void. The sole rights of such shareholders (excluding dissenters' rights) will be to receive the Merger Consideration.

     1.5  Exchange of Shares.  Except for any shares of Gateway as to which
          ------------------
dissenters' rights are exercised pursuant to the West Virginia Corporation Act,
(S) 31-1-122 (the

"West Virginia Appraisal Statute"), each holder of certificates representing shares of the stock of Gateway will, upon the surrender to Commercial, or its agent, of such certificates in proper form, be entitled to receive a certificate or certificates representing the number of whole shares of the common stock of Commercial into which the surrendered certificates shall have been converted by reason of the Merger. Until surrendered for exchange, each outstanding certificate of Gateway submitted for exchange for Commercial stock shall be deemed for all corporate purposes to evidence the ownership of the full shares of stock of Commercial into which such shares have been converted by reason of the Merger. Until a Gateway shareholder's outstanding certificates have been surrendered, Commercial may, at its sole discretion, withhold, with respect to such Gateway shareholder, as applicable (i) the certificates representing the shares of its stock into which such Gateway shares are converted by reason of the Merger; and (ii) the distribution of any and all dividends and payment for fractional shares with respect to the stock of Commercial to which the Gateway shareholder is entitled. Upon the delivery to Commercial of the outstanding Gateway certificates by a Gateway shareholder, there will be delivered to the record holder thereof (i) the certificate representing the shares of the stock of Commercial to which the exchanging Gateway holder is entitled, (ii) any dividends and (iii) any payment for fractional shares, all without interest.

     1.6   Articles of Incorporation and Bylaws of Surviving Bank Holding
           --------------------------------------------------------------
Company. Upon the Merger being consummated, the Articles of Incorporation of
-------
 CWV will be the Articles of Incorporation of the Surviving Bank Holding Company and the Bylaws of CWV shall be the Bylaws of the Surviving Bank Holding Company until altered, amended or repealed in accordance with their provisions and applicable law.

     1.7  Additional Requirements.  If at any time the Surviving Bank Holding
          -----------------------
Company shall consider or be advised that any further assignments, conveyances or assurances are necessary or desirable to vest, perfect or conform in the Surviving Bank Holding Company the title to any property or rights of Gateway or are otherwise necessary to carry out the provisions of the Plan of Merger and this Agreement, the proper officers and directors of Gateway, as of the Merger Effective Date, and, thereafter, the officers of the Surviving Bank Holding Company, will execute and deliver any and all property assignments, conveyances, assurances, and other instruments necessary to vest, perfect or confirm title to any such property or rights in the Surviving Bank Holding Company or to otherwise carry out the provisions of this Agreement.


                                   ARTICLE II
                                   ----------
                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

     2.1  Representations and Warranties of Commercial and CWV.  Unless
          ----------------------------------------------------
disclosed in Exhibit A hereto , as of the date of this Agreement, and as of the date of the consummation of the transactions contemplated herein, Commercial represents and warrants, and CWV will represent and warrant as of the date it executes the Adoption Agreement contained in Exhibit B hereto and as of the date of consummation of the transactions contemplated herein, the following to
Gateway:

        (a)  Organization.  Commercial is a West Virginia corporation duly
             ------------
organized, validly existing and in good standing under the laws of the State of West Virginia. Commercial has the requisite corporate power and authority to own and lease its properties and to conduct its business as currently conducted and as currently contemplated to be conducted. Commercial shall cause CWV to be to be formed, and as of the date of its execution of the Adoption Agreement, it will be a duly organized, validly existing West Virginia bank holding company in good standing under the laws of the State of West Virginia.

        (b)  Authority.  Commercial has and CWV will have the power to enter
             ---------
into this Agreement and to consummate the transactions contemplated herein. The execution and delivery of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by the Board of Directors of Commercial and will be so authorized by the Board of Directors of CWV. Commercial, as sole shareholder of CWV, will vote all shares of CWV in favor of the Merger and the transactions contemplated herein. Upon its execution and delivery, this Agreement will constitute the valid and legally binding obligation of Commercial, and will constitute the valid and legally binding obligation of CWV upon its execution of the Adoption Agreement. Subject to obtaining the permits, approvals, consents and authorizations set forth in

Article IV hereto, the execution and delivery of this Agreement does not and will not, and the consummation of the transaction contemplated herein will not, violate (i) any provisions of the Articles of Incorporation or Bylaws of Commercial or CWV, (ii) any laws of the State of West Virginia, or (ii) any material restriction to which either of them is subject.

        (c)  Financial Statements.  Commercial has delivered to Gateway copies
             --------------------
of its audited consolidated financial statements for the fiscal year ended December 31, 1996, and its unaudited consolidated financial statements for the period ended June 30, 1997. Commercial represents and warrants that the financial statements which have been or will be delivered pursuant to any provision of this Agreement fairly present its financial position of as of the date thereof and the results of its operations and its cash flows for each of the respective periods specified therein in conformity with generally accepted accounting principles applied on a consistent basis.

        (d)  Applications.  Commercial and CWV, with the cooperation of
             ------------
Gateway, will cause to be filed all necessary regulatory applications with the appropriate bank regulators to accomplish the transactions contemplated herein. Commercial will pay all expenses associated with the filing of such regulatory applications, excluding legal, accounting or other expenses incurred by Gateway in connection therewith.

        (e)  Authority to Exchange Shares.  The shares of Commercial to be
             ----------------------------
issued pursuant to this Agreement are or will be duly authorized. When issued upon the terms and conditions specified in this Agreement, the shares will be validly issued, fully paid and non-assessable. There are no preemptive or similar rights with regard to the shares of Commercial to be issued in connection with the transactions contemplated herein. The shares of Commercial stock to be issued pursuant to this Agreement to Gateway shareholders will be, when issued, registered with the SEC pursuant to an effective registration on Form S-4.

        (f)  Registered Bank Holding Company.  Commercial is a duly registered
             -------------------------------
bank holding company under the Bank Holding Company Act of 1956, as amended. Authority for CWV, as a wholly-owned second-tier bank holding company, will be obtained in the regulatory filings made in connection with the transactions contemplated herein.

        (g)  Absence of Certain Changes.  Except as may be disclosed in Exhibit
             --------------------------
A hereto and made a part hereof, since June 30, 1997:

           (i) There has been no material change in the operations, financial condition, or results of operation of Commercial or any subsidiary of Commercial which could have a material adverse effect on the consolidated assets, financial condition, or operations of Commercial, nor has any event or condition occurred which is known to its officers which may result in such a change;

           (ii) There has not been any damage, destruction, or loss by reason of fire, flood, accident or other casualty (whether insured or not insured) materially and adversely affecting the consolidated assets, financial condition or operations of Commercial;

           (iii) Neither Commercial nor any subsidiary of Commercial has disposed of or agreed to dispose of any properties or assets material to Commercial, nor has it leased to others, or agreed to so lease, any of such material properties or assets; and

           (iv) Commercial has not granted any warrant, option or right to acquire, or agreed to repurchase, redeem or otherwise acquire, any shares of its capital stock or any other of its securities whatsoever, except as set forth on Exhibit A hereto.

        (h)  Litigation.  Except as disclosed in Exhibit A, neither Commercial
             ----------
nor any subsidiary of Commercial is a party to, or, to the knowledge of its executive officers, threatened with, any litigation, action, governmental or other proceeding, investigation, strike or other labor dispute which might affect the validity of this Agreement or which, individually or in the aggregate, might have a materially adverse effect on Commercial's consolidated assets, financial condition, operations or material contractual rights; and there is no outstanding order, writ, injunction or decree of any court or governmental agency against or materially affecting Commercial or a material portion of any of its consolidated businesses or assets.

        (i)  Absence of Undisclosed or Contingent Liabilities.  Except to the
             ------------------------------------------------
extent set forth in the footnotes to the December 31, 1996, consolidated financial statements of Commercial and its subsidiaries delivered to Gateway, or on Exhibit A hereto, there exists no claim, liability, obligation, or any known asserted claim, secured or unsecured (whether accrued, absolute, contingent or otherwise), that would have a material adverse effect on the consolidated operations, financial condition or results of operations of Commercial.

        (j)  No Adverse Event.  Since June 30, 1997, there has been no change
             ----------------
or changes, which, individually or in the aggregate, has or have materially and adversely affected the business of Commercial.

        (k)  SEC Reports.  The Form 10-K Annual Report to the Securities and
            ------------
Exchange Commission by Commercial for the year ended December 31, 1996, its quarterly filings made during 1997 on Form 10-Q, and its current reports made on Form 8-K made during 1997, if any, do not contain, as of the date hereof or as of their respective dates, any untrue statement of a material fact or omission of any material fact necessary to make the statements therein, in light of the circumstances under which such statements were made, not misleading.

        (l)  Capitalization.  As of June 30, 1997, the authorized capital stock
             --------------
of Commercial is 2,000,000 shares of common stock, par value of $5.00 per share, of which 1,616,187 are issued and outstanding as of the date hereof and are fully paid and nonassessable, and of which no shares are held in treasury by Commercial. Commercial may issue additional shares or options or similar rights pursuant to its Employee Stock Ownership Plan with 401(K) provisions("KSOP")or in connection with other acquisitions. On May 14, 1997, the shareholders of Commercial approved an amendment to the Articles of Incorporation of Commercial, increasing authorized common stock to 5,000,000 shares. The Amendment to the Articles of Incorporation reflecting this change will be filed in August, 1997. As of June 30, 1997, Commercial has authorized 43,328 shares of cumulative $100 preferred stock, none of which has been issued.

        (m)  Registration.  As soon as practicable after the date hereof,
             ------------
Commercial will cause a Registration Statement (or, in the case of State "blue sky" filings, other appropriate form) to be filed with and declared effective by the Securities and Exchange Commission, the appropriate state agencies regulating securities, and any other governmental agencies having jurisdiction, with respect to the Commercial stock to be issued pursuant to this Agreement. The Registration Statement (and other appropriate forms) will comply as to form with applicable requirements of law and, except as to the information about Gateway furnished by it in writing for use in the Registration Statement (or other appropriate form), or written information about Gateway contained therein and reviewed by it, the Registration Statement will contain no untrue statement of any material fact required to be stated therein or omission of any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Registration Statement and "blue sky" filings contemplated by this Agreement will be sufficient to ensure that the Commercial stock held by non-affiliates of Gateway may be freely resold without further registration.

        (n)  Title to Properties.  Commercial and its subsidiaries have good and
             -------------------
marketable title to all of their property and assets set forth on the consolidated balance sheet of Commercial as of June 30, 1997 subject to no liens, mortgages, pledges, encumbrances or charges of any kind except liens reflected on said balance sheet, liens which do not materially affect the current use of the property, or liens for ad valorem taxes not yet due and payable, and all of their leases are in full force and effect, and neither Commercial nor any of its subsidiaries is aware of any default thereunder.

        (o)  Taxes.  Except as disclosed in Exhibit A hereto, (i) Commercial and
             -----
its subsidiaries have filed all federal income tax returns and all other federal, state, municipal and other tax returns which they are required to file, have paid all taxes shown to be due on such returns and, in the opinion of their respective chief executive and financial officers, have adequately reserved for all current taxes; (ii) neither the Internal Revenue Service ("IRS") nor any other taxing authority is now asserting against Commercial or its subsidiaries, or, to their knowledge, threatening to assert against them, or any of them, any deficiency or claim for additional taxes, interest or penalties; (iii) there is no pending or threatened examination of the federal income tax returns of Commercial or its subsidiaries and, except for tax years still subject to the assessment and collection of additional federal income taxes under the three-year period of limitations described in IRC (S) 6501(a), no tax year of Commercial or its subsidiaries remains open to the assessment and collection of additional federal income taxes; and (iv) there is no pending or threatened examination of the West Virginia business and occupation tax returns of Commercial or its subsidiaries and, except for tax years still subject to the assessment and collection of additional business and occupation taxes under the three-year period of limitations described in W.Va. Code (S) 11-10-15, no tax year of Commercial or its subsidiaries remains open to the assessment and collection of additional business and occupation taxes.

        (p)  Subsidiaries of Commercial.  The subsidiaries of Commercial consist
             --------------------------
of state banking corporations which are duly organized, validly existing and in good standing under applicable laws. Each has the corporate power, and all necessary Federal, state, and local banking and other authorizations, to own its property and conduct its business as currently conducted and as currently contemplated to be conducted. Commercial owns, free and clear of liens and encumbrances of any nature, 100% of the issued and outstanding stock of its subsidiaries.

        (q)  ERISA.  For purposes of this Agreement, Benefit Arrangement means
             -----
(i) any employee welfare benefits plan or employee pension benefit plan within the meaning of section 3(1) or section 3(2) of the Employee Retirement Income Security Act of 1974 ("ERISA"), (ii) any profit sharing, deferred compensation, bonus, stock option, pension retainer, consulting, retirement, severance, welfare, or incentive plan, agreement, or arrangement; or (iii) any plan, agreement or arrangement providing for fringe benefits or perquisites to employees, officers, directors, or agents, including, but not limited to benefits relating to automobiles, clubs, vacations, child care, sabbatical, sick leave, medical benefits, dental benefits, hospitalization, life insurance and other types of insurance.

           Each Benefit Arrangement that is subject to (i) the group health care continuation coverage requirements of section 4980B of the Internal Revenue Code of 1986 (the "Code") and sections 601-608 of ERISA; (ii) the secondary payor requirements imposed by section 1862 of the Social Security Act; or (iii) the health insurance portability and anti-discrimination requirements of Part 7 of ERISA (29 U.S.C. (S)(S) 1181-1183), has been operated in all material respects in accordance with those provisions to the extent they apply.

           There have been no acts or omissions relating to any Benefit Arrangement that has resulted or may result in the imposition of fines, penalties, taxes or related charges under ERISA or the Code, including, but not limited to (i) ERISA sections 502(c), (i) or (l); (ii) ERISA section 4071; (iii) the prohibited transaction provisions of ERISA section 406 or Code section 4975;
(iv) or the imposition of a lien pursuant to Code sections 401(a)(29) or 412(n).

           Unless disclosed in Exhibit A, each Benefit Arrangement has been fully operated and administered in all material respects in accordance with its terms. Each Benefit Arrangement that is intended to comply with section 401(a) of the Internal Revenue Code or ERISA complies in all material respects in form, operation and administration with such provisions to the extent they apply.

           All contributions (including all employer contributions and employee salary reductions contributions, if any) which are due have been paid to each Benefit Arrangement.

        (r)  Absence of Defaults and Violation.  Except as disclosed in Exhibit
             ---------------------------------
A attached hereto and made a part hereof, neither Commercial nor its subsidiaries (i) are in default under any term or provision of any mortgage, deed of trust, note, bond, indenture, commitment, contract, agreement, franchise, permit, license, lease or instrument to which they are a party or by which any of them or any of their properties is bound and which is material to the consolidated financial condition, businesses or operations of Commercial, (ii) are subject to any decree, order, writ or injunction of any court or authority which materially restricts their operations or requires any material actions, (iii) are in violation of any law, rule or regulation known and applicable to them which could materially affect the consolidated financial condition, assets, businesses or operations of Commercial; or (iv) has received notification from any agency or department of any federal, state or local governmental or regulatory authority or the staff thereof asserting that any of them is not in compliance with any of the statutes, regulations, rules or ordinances which such governmental or regulatory authority or regulatory authority enforces, or any threat to revoke any license, franchise, permit or governmental authorization which could materially affect the consolidated financial condition, assets, business, or operations of Commercial or its subsidiaries.

        (s)  Other Transactions.  Nothing herein shall be construed to limit at
             ------------------
any time the ability of Commercial or any of its subsidiaries from entering into other agreements or transactions pursuant to which it or its subsidiaries may merge, consolidate or affiliate with any other entity, or acquire or establish other branches or subsidiaries.

        (t)  Environmental Concerns.    Unless otherwise indicated in Exhibit A,
             ----------------------
to the knowledge of their respective chief executive and chief financial officers, neither Commercial nor its subsidiary banks own any property where:

           1. Material amounts of Hazardous Substances have been generated, treated, stored, disposed of, incinerated or recycled at or on the property;

           2. Aboveground or underground storage tanks are or have been located;

           3. Spills, discharges, releases, deposits of material amounts of any Hazardous Substances have occurred;

           4. Hazardous Substances have been released on adjacent properties which could migrate on to the property of Commercial or any of its subsidiaries;

           5. An investigation or administrative proceeding by a governmental agency or a lawsuit by a governmental agency or private third party has occurred involving Applicable Environmental Law or where the property contains conditions which would give rise to such an event; or

           6. Solid waste, as defined in the West Virginia Solid Waste Management Act, West Virginia Code (S) 20-5F-1 et seq., has been disposed of.

        To the knowledge of their respective chief executive and chief financial officers, neither Commercial nor any of its subsidiary banks has a loan secured by property which is owned or operated by an entity or person in violation of Applicable Environmental Law or has a condition which could lead to a claim of violation of Applicable Environmental Law.

        For purposes of this Agreement, (i) the term "Applicable Environmental Law" shall include but shall not be limited to the laws and implementing regulations of the United States Government, the State of West Virginia and local governments, whether currently in existence or hereafter enacted, that govern: (a) the existence, cleanup and/or remedy of or for hazardous substance contamination on property; (b) the protection of the environment from released, spilled, deposited or otherwise emplaced hazardous substance contamination; (c) the control of hazardous substances and hazardous substance waste; and (d ) the reporting, use, generation, transport, treatment and removal of Hazardous Substances and (ii) the term "Hazardous Substance" shall mean any substance which at any time is toxic, ignitable, reactive or corrosive and that is regulated by any Applicable Environmental Law or which has been or shall be determined at any time by any agency or court to be a toxic, ignitable, reactive or corrosive substance regulated under Applicable Environmental Law or detrimental to the environment or health of living organisms. "Hazardous Substance" includes any and all materials or substances that are defined as "hazardous wastes", "extremely hazardous wastes" or a "hazardous substances" pursuant to any Applicable Environmental Law. "Hazardous Substance" includes, but is not restricted to, asbestos, polychlorinated biphenyls ("PCBs"), radon, nuclear materials and petroleum.

        (u)  Matters Relevant to Tax Treatment.
             ---------------------------------

           (i) Commercial has no plan or intention to liquidate CWV; to merge CWV with or into another corporation; to sell or otherwise dispose of the stock of CWV; or to cause CWV to sell or otherwise dispose of any of the assets of Gateway acquired in the Merger, except for dispositions made in the ordinary course of business or transfers described in I.R.C. Section 368(a)(2)(C).

           (ii) Following the Merger, CWV will continue the historic business of Gateway or use a significant portion of Gateway's business assets in such business.

           (iii) Commercial has no plan or intention to reacquire any of its stock issued in the Merger.

           (iv) Neither Commercial nor CWV has any plan or intention to sell or otherwise dispose of any of the assets of Gateway acquired in the Merger, except for dispositions made in the ordinary course of business, dispositions in arm's length transactions made to avoid duplicative facilities or to comply with regulatory requirements.

           (v) Prior to the Merger, Commercial will be in control of CWV within the meaning of I.R.C. Section 368(c).

           (vi) Following the Merger, CWV will not issue additional shares of its stock that would result in Commercial losing control of CWV within the meaning of Section 368(c).

           (vii) Neither Commercial nor CWV are investment companies, as defined in I.R.C. Section 368(a)(2)(F)(iii) and (iv).

           (viii) The payment of cash to Gateway shareholders in lieu of fractional shares of Commercial stock is not separately bargained for consideration and is solely for the purpose of saving Commercial the expense and inconvenience of issuing fractional shares. The total cash consideration that will be paid in the Merger to the Gateway shareholders instead of issuing fractional shares of Commercial stock will not exceed 1% of the total consideration to be issued in the transaction to Gateway shareholders in exchange for their shares of Gateway common stock. The fractional share interests of each Gateway shareholder will be aggregated and no Gateway shareholder will receive cash for fractional shares in an amount equal to or greater than the value of one full share of Commercial stock.

          (ix) None of the compensation received by any shareholder-employee of Gateway will be separate consideration for, or allocable to, any of his or her shares of Gateway stock; none of the shares of Commercial stock received by any shareholder-employee will be separate consideration for, or allocable to, any employment agreement; and the compensation paid to any shareholder-employee will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's-length for similar services.

     2.2. Representation and Warranties of Gateway.  Unless disclosed in Exhibit
          ----------------------------------------
C hereto as of the date of this Agreement and as of the date of the consummation of the transactions contemplated herein, Gateway represents and warrants the following to Commercial and CWV:

        (a)  Organization.  Gateway is a West Virginia corporation duly
             ------------
organized, validly existing and in good standing under the laws of the State of West Virginia. Bank of McMechen is a state banking corporation duly organized, validly existing and in good standing under the laws of the State of West Virginia. Each has all of the requisite corporate power and authority to own and lease its properties and to conduct its business as it is now being conducted and as currently contemplated to be conducted.

        (b)  Authority of Gateway.  Subject to all applicable state and federal
             --------------------
regulatory approvals and the requisite shareholder approval, Gateway has the power to enter into this Agreement and to cause the transaction contemplated herein to be carried out. The execution and delivery of this Agreement and the consummation of the transaction contemplated herein have been duly authorized by the Board of Directors of Gateway. Except for the ratification, confirmation and approval of this Agreement by Gateway's stockholders, no other acts or proceedings on its part are necessary to authorize the transaction contemplated by this Agreement. Upon its execution and delivery, subject only to shareholder ratification, confirmation and approval, this Agreement constitutes the valid and legally binding obligation of Gateway. Subject to obtaining the permits, approvals, consents and authorizations set forth in Article IV hereto, the execution and delivery of this Agreement does not, and the consummation of the transaction contemplated herein will not, violate (i) any provision of the Articles of Incorporation or Bylaws of Gateway, (ii) any laws of the State of West Virginia or of the United States of America or (iii) any other material restriction of any kind or character to which Gateway is subject. No acceleration of payment, default, breach or termination will occur in any material respect by virtue of the consummation of the transaction contemplated in this Agreement under any material contract, agreement, deed of trust, note, instrument, order, judgment or decree.

        (c)  Capital Stock of Gateway.  Gateway has one class of capital stock
             ------------------------
consisting of 200,000 shares of authorized common stock having a par value of $12.50 per share, 66,652 of which are issued and outstanding. The outstanding shares of Gateway stock have been duly and validly authorized and issued and have not been issued in violation of any preemptive rights of any of its shareholders. Gateway holds 4,628 shares of its stock as treasury stock, none of which has been acquired within the last two (2) years.

        (d)  Absence of Certain Changes.  Except as disclosed in Exhibit C
             --------------------------
attached hereto and made a part hereof, since June 30, 1997:

           (i) There has been no change in the assets, consolidated financial condition, or results of operations of Gateway, taken as a whole, which has had, or changes which in the aggregate have had, a materially adverse effect on Gateway's assets, financial condition or operations, nor has any event occurred which is known to the officers of Gateway which may result in such changes.

           (ii) There has not been any damage, destruction, or loss by reason of fire, flood, accident or other casualty (whether insured or not insured) materially and adversely affecting the assets, financial condition or operations of Gateway;

           (iii) Gateway has not disposed of or agreed to dispose of any of its material properties or assets, nor has either leased to others, or agreed to so lease, any of such material properties or assets;

           (iv) There has not been any change in the authorized, issued or outstanding capital stock of Gateway or any material change in the outstanding debt of Gateway, other than changes due to payments in accordance with the terms of such debt and other than the acceptance of deposits by Gateway in the ordinary course of business;

           (v) There has not been, nor will there be, any declaration, setting aside or payment of any dividend or distribution in respect of any shares of the common stock of Gateway except for dividends of up to twenty (20) cents per share per quarter; provided that Gateway shall not pay such a dividend for any quarter for which Gateway shareholders will be entitled to receive a dividend as Commercial shareholders;

           (vi) Gateway has not granted at any time any warrant, option or right to acquire, or agreed to repurchase, redeem or otherwise acquire, any shares of its capital stock or any other of its securities whatsoever except as granted or agreed to in this Agreement;

           (vii) No change has occurred in the personnel who are key personnel with respect to the operations of Gateway; nor has there been any increase in the compensation or fees payable by Gateway to its directors, officers, employees or former employees, nor has there been any increase in any loans, bonus, insurance, pension or other employee benefit plan, payment or arrangement for or with any of such directors, officers, employees or former employees;

           (viii) Gateway has not made any loan or advance, other than in the ordinary course of business;

           (ix) Gateway has not made any expenditure or commitment for the purchase, acquisition, construction or improvement of any material capital asset or of capital assets which in the aggregate would be material;

           (x) Except transactions contemplated herein, Gateway has not entered into any other material transaction, contract or lease, or incurred any other material obligation or liability; and

           (xi) There has not been any other event, condition or development of any kind which materially and adversely affects the assets, financial condition or operations of Gateway, and it has no knowledge of any such event, condition or development which may materially and adversely affect the assets, financial condition or operations of Gateway.

        (e)  Taxes.  Except as disclosed in Exhibit C  attached hereto and made
             -----
a part hereof:

           (i) Gateway has filed all federal income tax returns and all other federal, state, municipal and other tax returns which it is required to file, has paid all taxes shown to be due on such returns and, in the opinion of its chief executive and chief financial officer, has adequately reserved or recognized for all current and deferred taxes;

           (ii) Neither the IRS nor any other taxing authority is now asserting against Gateway or its subsidiary, or, to its knowledge, threatening to assert against either of them, any material deficiency or material claim for additional taxes, interest or penalties;

           (iii) There is no pending or threatened examination of the federal income tax returns of Gateway and, except for tax years still subject to the assessment and collection of additional federal income taxes under the three year period of limitations prescribed in IRC (S) 6501(a), no tax year of Gateway remains open to the assessment and collection of additional federal income taxes; and

           (iv) There is no pending or threatened examination or outstanding liability for any West Virginia state taxes, except for tax liabilities not yet due and payable.

        (f)  Litigation, Etc..  Except as disclosed in Exhibit C attached hereto
             ----------------
and made a part hereof, neither Gateway nor its subsidiary is a party to, or, to the knowledge of its chief executive officer, threatened with, any litigation, action, governmental or other proceeding, investigation, strike or other labor dispute which might affect the validity of this Agreement, or which, individually or in the aggregate, might have a materially adverse affect on its assets, financial condition or operations or on any of its material contractual rights; and there is no outstanding material order, writ, injunction or decree of any court or governmental agency against or affecting Gateway or a material portion its business or assets.

        (g)  Absence of Defaults and Violations.  Except as disclosed in Exhibit
             ----------------------------------
C attached hereto and made a part hereof, Gateway and its subsidiary are not (i) in default under any term or provision of any mortgage, deed of trust, note, bond, indenture, commitment, contract, agreement, franchise, permit, license, lease or instrument to which it is a party or by which it or its properties are bound and which is material to its financial condition, businesses or operations, (ii) subject to any judgment, decree or order of any court or order, agreement, or similar arrangement with a regulatory authority which materially restricts it operations or requires any material action, (iii) in violation of any law, rule or regulation known and applicable to either of them which then violation of which could materially affect their financial condition, assets, businesses or operations, or (iv) in receipt of notification from any agency or department of any federal, state or local governmental or regulatory authority or the staff thereof asserting that either of them is not in compliance with any of the statutes, regulations, rules or ordinances which such governmental authority or regulatory authority enforces and which lack of compliance could materially affect the financial condition, assets, business or operations of either of them, or any threat to revoke any license, franchise, permit or governmental or regulatory authorization which could materially affect the financial condition, assets, business or operations of either of them.

        (h)  Absence of Undisclosed Assets and of Undisclosed Contingent
             -----------------------------------------------------------
Liabilities. Except to the extent reflected on the latest financial statements of Gateway delivered to Commercial or except as disclosed in Exhibit C attached hereto and made a part hereof, Gateway and its subsidiary have no undisclosed assets, or any material claim, liability, obligation, or any known asserted claim, secured or unsecured, any of which is material (whether accrued, absolute, contingent or otherwise), against either of them or either of their assets.

        (i)  Financial Statements.  Gateway has delivered to Commercial copies
             --------------------
of the audited financial statements of Gateway for the year ended December 31, 1996, and unaudited statements for the period ended June 30, 1997, consisting of Balance Sheets, Statements of Income, and Statements of Changes in Stockholders' Equity and Statements of Cash Flows and notes thereto. Gateway represents and warrants that its financial statements which have been or will be delivered pursuant to any provision of this Agreement fairly present the financial position of Gateway as of the date thereof and the results of its operations for each period specified therein.

        (j)  Real Property.   Gateway or its subsidiary owns  the real property
             -------------
shown on Exhibit C. Except as disclosed on Exhibit C, each is the owner of good and marketable title in fee simple of the real property reflected on its books and records as being owned by it. All real property owned by Gateway or its subsidiary is free and clear of liens and encumbrances except for liens of record, liens which do not materially affect the current use of the property or liens for ad valorem taxes not yet due and payable.

        (k)  No Adverse Event.  Since June 30, 1997, there has been no change,
             ----------------
other than changes in the ordinary course of business, which, individually or in the aggregate, has or have materially and adversely affected the financial condition, results of operations or businesses of Gateway.

        (l)  Material Contracts.  Except as disclosed in Exhibit C attached
             ------------------
hereto and made a part hereof, Gateway or its subsidiary is not a party to, or bound or affected by, nor receives benefits under (i) any material agreement, arrangement or commitment not cancelable by it without penalty, other than agreements, arrangements or commitments entered into in the ordinary course of business consistent with its past practice and negotiated on an arm's length basis, or (ii) any material agreement, arrangement or commitment relating to the employment, election or retention in office of any director or officer.

        (m)  ERISA.  For purposes of this Agreement, Benefit Arrangement means
             -----
(i) any employee welfare benefits plan or employee pension benefit plan within the meaning of section 3(1) or section 3(2) of the Employee Retirement Income Security Act of 1974 ("ERISA"), (ii) any profit sharing, deferred compensation, bonus, stock option, pension retainer, consulting, retirement, severance, welfare, or incentive plan, agreement, or arrangement; or (iii) any plan, agreement or arrangement providing for fringe benefits or perquisites to employees, officers, directors, or agents, including, but not limited to benefits relating to automobiles, clubs, vacations, child care, sabbatical, sick leave, medical benefits, dental benefits, hospitalization, life insurance and other types of insurance.

           Each Benefit Arrangement that is subject to (i) the group health care continuation coverage requirements of section 4980B of the Internal Revenue Code of 1986 (the "Code") and sections 601-608 of ERISA; (ii) the secondary payor requirements imposed by section 1862 of the Social Security Act; or (iii) the health insurance portability and anti-discrimination requirements of Part 7 of ERISA (29 U.S.C. (S)(S) 1181-1183), has been operated in all material respects in accordance with those provisions to the extent they apply.

           There have been no acts or omissions relating to any Benefit Arrangement that has resulted or may result in the imposition of fines, penalties, taxes or related charges under ERISA or the Code, including, but not limited to (i) ERISA sections 502(c), (i) or (l); (ii) ERISA section 4071; (iii) the prohibited transaction provisions of ERISA section 406 or Code section 4975;
(iv) or the imposition of a lien pursuant to Code sections 401(a)(29) or 412(n).

           Unless disclosed in Exhibit C, each Benefit Arrangement has been fully operated and administered in all material respects in accordance with its terms. Each Benefit Arrangement that is intended to comply with section 401(a) of the Internal Revenue Code or ERISA complies in all material respects in form, operation and administration with such provisions to the extent they apply.

           All contributions (including all employer contributions and employee salary reductions contributions, if any) which are due have been paid to each Benefit Arrangement.

        (n)  Regulatory Reports.  Gateway and its subsidiary have filed all
             ------------------
material reports required to be filed by it with all applicable banking regulators, and with any other regulatory authority to which it must report, and such reports have been completed in accord with applicable regulations and requirements.

        (o)  Environmental Concerns.    Unless otherwise indicated in Exhibit C,
             ----------------------
to the knowledge of its chief executive and chief financial officer, Gateway and its subsidiary own or lease no property where:

           (i) Material amounts of Hazardous Substances have been generated, treated, stored, disposed of, incinerated or recycled at or on the property;

           (ii) Aboveground or underground storage tanks are or have been located;

           (iii) Spills, discharges, releases, or deposits of material amounts of any Hazardous Substances have occurred;

           (iv) Hazardous Substances have been released on adjacent properties which could migrate on to the property of Gateway or its subsidiary;

           (v) Any investigation or administrative proceeding by a governmental agency or any lawsuit by a governmental agency or private third party has occurred involving Applicable Environmental Law or where the property contains conditions which would give rise to such an event; or

           (vi) Solid waste, as defined in the West Virginia Solid Waste Management Act , West Virginia Code (S) 20-5F-1 et seq., has been disposed of.

        To the knowledge of its respective chief executive and chief financial officer, Gateway and its subsidiary have no loan secured by property which is owned or operated by an entity or person in violation of Applicable Environmental Law or has a condition which could lead to a claim of violation of Applicable Environmental Law.


                                  ARTICLE III
                                  -----------
                             ADDITIONAL AGREEMENTS
                             ---------------------

     3.1  Approval of Gateway Shareholders.  Gateway will submit to its
          --------------------------------
shareholders, as part of the proxy materials prepared for its shareholders' consideration, this Agreement, and the transaction contemplated herein, for approval, ratification and confirmation by the holders of at least a majority of the issued and outstanding shares in accordance with law.

     3.2  Approval of Commercial Shareholders and Sole Shareholder of CWV.
         ------------------------------------------------------------------
Commercial will vote all its shares in CWV in favor of the Merger of Gateway into CWV.

     3.3  Rights of Dissenting Stockholders.  Any shareholder of Gateway who
          ---------------------------------
properly perfects his or her right to dissent under West Virginia Code (S) 31-1-123 (the "West Virginia Appraisal Statute") shall be entitled to the fair value of such shares as determined in the West Virginia Appraisal Statute.

     3.4  Regulatory Approval.  Commercial and CWV, with Gateway's cooperation
          -------------------
and assistance, will prepare and file with the Board of Governors of the Federal Reserve System ("FRB"), the West Virginia Board of Banking and Financial Institutions and any other applicable regulatory authority all applications required to seek approval of the Merger. The parties hereto agree to expeditiously, continuously and aggressively pursue regulatory approval of the transactions contemplated herein. Commercial shall provide Gateway with copies of all correspondence, applications, and other documents submitted in the regulatory approval proceedings.

     3.5  Conduct of Business by Gateway and Its Subsidiary Until Closing.
         ------------------------------------------------------------------
Gateway acknowledges and agrees that the obligations contained in this Section
3.5 are an integral part of the consideration for this Agreement and that Commercial's commitments herein are conditioned upon performance of these operational covenants. Unless the prior written consent of Commercial is obtained, or unless otherwise provided for herein, Gateway, between the date of this Agreement and the Merger Effective Date will:

        (a) Take no action, and not permit any action to be taken, which will have a material adverse effect upon Gateway or its subsidiary, or their respective properties, financial condition, businesses or operations, including, without limitation, the commencement of any new branch banking operation.

        (b) Take no action or do anything (i) which will cause Gateway or its subsidiary to be, as of the Merger Effective Date, in violation of any of their respective representations, warranties, covenants and agreements contained in this Agreement or (ii) which will materially and adversely affect the consummation of the transactions contemplated in this Agreement.

        (c) Take no action to reclassify or alter Gateway's authorized stock, to issue shares of capital stock, debt instruments, or other securities, or to amend the Articles of Incorporation or Bylaws of Gateway or its subsidiary.

        (d) Not pay or declare any dividend or make any other distribution in respect of Gateway's shares of common stock or acquire for value any of such shares or pay any dividend, except as permitted herein.

        (e) Take no action, and not permit any action to be taken, to mortgage, pledge or subject to any lien or other encumbrance any of Gateway's material assets; to dispose of any material assets; or to incur or cancel any material debt or claim, except in the ordinary course of business as heretofore conducted.

        (f) Afford to the officers, attorneys, accountants, and other authorized representatives of Commercial full access to the respective properties, books, tax returns and records of Gateway and its subsidiary, during normal business hours and upon reasonable request, in order that they may make such investigations of the affairs of Gateway and its subsidiary as Commercial deems necessary or advisable. The parties hereto and their respective affiliates shall use all information that each obtains from the other pursuant to this Agreement solely for the transaction contemplated by this Agreement or for purposes consistent with the intent of this Agreement, and shall not use any of such information for any other purpose, including, without limitation, the competitive detriment of any party. Each of the parties hereto and their respective affiliates shall maintain as strictly confidential all information any of them learns from another of the parties hereto pursuant to this Agreement and shall, at any time, upon request, return promptly all documentation provided or made available to them or third parties, including all copies thereof. Each of the parties may disclose such information to its respective affiliates, counsel, accountants, tax advisers, and consultants. The confidentiality agreement contained in this section shall remain operative and in full force, and shall survive the termination of this Agreement.

           The parties hereto shall mutually agree in advance upon the form and substance of all public disclosures concerning this Agreement and the transaction contemplated hereby.

        (g) Promptly advise Commercial of any material adverse change in the financial condition, assets, businesses or operations of Gateway or its subsidiary and of any material breach of any representation, warranty, covenant or agreement made by Gateway or its subsidiary set forth in this Agreement.

        (h) Maintain in full force and effect adequate fire, casualty, public liability, employee fidelity and other insurance coverage in accordance with prudent practices to protect Gateway or its subsidiary against losses for which insurance protection can be obtained at reasonable cost.

        (i) Take no action, and take such reasonable steps as are practicable to avoid any action to be taken to change the senior management of Gateway; to increase any compensation, benefits, or fees payable by Gateway to their respective directors and officers, employees, or former employees; or to increase any loans, insurance, pension or other employee benefit plan, payment or arrangement for such officers, directors, employees; provided, however, that Gateway and its subsidiary may: (i) make such increases in salary or wages as may be required by law and (ii) at the time of its regular periodic compensation adjustments, make increases in salaries and wages in amounts not to exceed three percent (3%) of any individual's salary or wage rate.

        (j) Take no action (i) to acquire, or to be acquired by, to merge or merge with, any company or business;, (ii) to sell substantially all of Gateway or its subsidiary's assets, or to enter into any similar transaction other than pursuant to the provisions of this Agreement; or (iii) to acquire any branch, or, except in the ordinary course of business, any material assets of any other company or business.

        (k) Take no material action, and not permit any material action to be taken, whatsoever with respect to its properties, assets, businesses or operations, other than in the ordinary course of its business.

        (l) Not permit the loan loss reserve to be less than $225,000 before the Merger Effective Date, less any amounts recovered from previously charged-off loans; and in addition, Gateway agrees that it will (i) properly and timely charge-off any loan losses, as required by any applicable regulatory agency and prudent banking practices, and (ii) at the time of any such charge-off, Gateway will make a provision to the loan loss reserve equal to the amount of the loss, less the specific amount allocated in the reserve, if any, relating to the charged-off loan (such specific amounts having been previously identified in writing by loan and amount). The requirements of this subparagraph
(l) are qualified in that Gateway is not obligated to take the actions set forth if such action will cause Gateway to report a loss in any quarter; in which case Gateway shall fulfill the foregoing requirements to the extent possible without producing a loss. The requirements of this subparagraph shall not be construed to preclude the payment of bonuses otherwise expressly authorized herein.

        (m) Make no loans including but not limited to any extension, renewal, modification or refinancing of an existing loan, in excess of $150,000, without Commercial's prior written consent, which consent will not be unreasonably withheld.

        (n) Not sell, trade or purchase any securities in its investment portfolio without prior consent of Commercial's Chief Financial Officer, which will not be unreasonably withheld.

     3.6  Conduct of Business by Commercial Until Closing.  Commercial, as a
          -----------------------------------------------
bank holding company, in the normal conduct of its business, may acquire other banks or bank holding companies or engage in certain nonbanking activities which are closely related to banking, all as permitted under federal and state law. Accordingly, Commercial may continue to seek and consider such opportunities and will not be restrained from doing so by the terms of this Agreement. In the event that Commercial should reach an understanding with another entity regarding a merger, purchase or consolidation, Commercial may proceed with a merger, purchase or consolidation concurrently with the acquisition by merger contemplated by this Agreement.

        Notwithstanding the prior paragraph of this Section 3.6 to the contrary, unless the prior written consent of Gateway is obtained, Commercial, between the date hereof and the Effective Time of the Merger, shall:

           (a) Take no action, and not permit any action to be taken, by it or its subsidiaries, which will have a material adverse effect upon any of their properties, financial conditions, businesses or operations.

           (b) Take no action or do anything (i) which will cause Commercial or CWV to be in violation of their representations, warranties, covenants and agreements contained in this Agreement or (ii) which will materially and adversely affect the consummation of the transaction contemplated in this Agreement.

           (c) Promptly advise Gateway of any material adverse change in the financial condition, assets, businesses or operations of Commercial and any breach of any representation, warranty, covenant or agreement made by Commercial or CWV in this Agreement.

           (d) Maintain in full force and effect adequate fire, casualty, public liability, employee fidelity and other insurance coverage in accordance with prudent practices to protect fully Commercial and its subsidiaries against losses for which insurance protection can reasonably be obtained.

           (e) Afford to the officers, attorneys, accountants, and other authorized representatives of Gateway full access to the respective properties, books and records of Commercial and its subsidiaries, during normal business hours and upon reasonable request, in order that they may make such investigations of the affairs of Commercial and its subsidiaries as they deem necessary or advisable. The parties hereto and their respective affiliates shall use all information that any of them obtains from the other pursuant to this Agreement solely for the effectuation of the transactions contemplated by this Agreement or for purposes consistent with the intent of this Agreement, and shall not use any of such information for any other purpose, including, without limitation, the competitive detriment of any party. Each of the parties hereto and their respective affiliates shall maintain as strictly confidential all information it learns from another of the parties hereto pursuant to this Agreement and shall, at any time, upon request, return promptly all documentation provided or made available to it or to any third parties. Each of the parties may disclose such information to its respective affiliates, counsel, accountants, tax advisers, and consultants. The confidentiality agreement contained in this section shall remain operative and in full force, and shall survive the termination of this Agreement.

     3.7  Proxy Statement.  It is understood that as an integral part of the
          ---------------
transaction contemplated by this Agreement, proxy materials must be prepared and sent to Gateway shareholders presenting certain disclosures about Commercial, Gateway and the transaction contemplated herein. Gateway agrees to assist in the due diligence related thereto, and to cooperate fully in the preparation of the proxy materials to be sent to the shareholders of Gateway. The proxy materials sent to shareholders of Gateway shall be subject to prior review and approval by of the management of Gateway.

     3.8  Directors, Independent Bank.  In order to assure continuity, the
          ---------------------------
parties agree as follows:

        (a)  Board of Directors.  Commercial and CWV agree that the current
             ------------------
Board of Directors of The Bank of McMechen (designated on the signature page, the "Current Board") will continue to constitute a majority of its Board of Directors for at least two (2) years from the Closing, unless any such member shall resign, die or be removed for cause. Commercial shall select up to two (2) additional representatives to serve on the Board of Directors, and the parties hereto shall cause to be made any amendments to the Articles of Incorporation or Bylaws of The Bank of McMechen necessary to increase the size of its Board of Directors.

        (b)  Independent Bank.  Further, The Bank of McMechen shall remain an
             ----------------
independent subsidiary bank for a period of not less than two (2) years from the Closing; provided, however, that The Bank of McMechen need not remain an independent subsidiary bank for said two (2) year period if (i) a majority of the Current Board then serving on The Bank of McMechen Board of Directors, approve a merger, consolidation or other restructuring or (ii) all of the existing seven

(7) subsidiary banks currently owned by Commercial are merged, consolidated or otherwise combined into a single subsidiary. In the event the transaction contemplated by the preceding subparagraph (ii) is consummated, the Current Board (as defined above) shall be entitled (a) to serve as members of an advisory board to the surviving subsidiary bank for the remainder of the two (2) year period referred to herein and (b) to receive directors fees equal to an amount that is not less than the fees received by the Current Board as of the date of this Agreement.

        (c)  Commercial Board of Directors.  The continuing members of the
             -----------------------------
Current Board, after the Closing, shall nominate a representative to the Board of Directors of Commercial. Commercial agrees, in turn, to elect the nominee to its Board of Directors, effective as of the Closing and to include the nominee among its slate of directors at the next annual meeting of its shareholders.

     3.9  Employees of Bank of McMechen.  Commercial anticipates that all
          -----------------------------
employees of Bank of McMechen will continue their employment following the Closing. If, however, Commercial finds it necessary to terminate any current employee of the Bank of McMechen due to a reduction in staff during the first twelve months after Closing, it will provide severance for those terminated employees. Severance will equal one week's base pay for each full year of continuous service as an employee of the Bank of McMechen as of the severance date. Any officer of the Bank of McMechen (excluding Michael E. Moore) who is terminated will receive severance equal to two weeks' base pay for each full year of continuous service as an employee of the Bank of McMechen as of the severance date. Severance will be in addition to any payment for accumulated vacation. Severed employees will be offered health benefits paid for entirely by the employee under COBRA. Notwithstanding the foregoing, in no event shall the severance to which an employee or officer is entitled exceed fifty-two (52) weeks of base pay.

                                   ARTICLE IV
                                   ----------
                                   CONDITIONS
                                   ----------

     4.1  Conditions to Obligations of All Parties.  Subject to the respective
          ----------------------------------------
right of each party to waive any condition required to be met by the other party or parties hereto by this Section 4.1, the parties are not obligated to consummate, or to cause to be consummated, the transactions contemplated by this Agreement unless:

        (a)  Shareholder Approval of Transaction.  Before the Closing, Gateway
             -----------------------------------
shall have obtained the approval, ratification and confirmation of this Agreement and the transaction contemplated herein by the requisite vote of its shareholders, as required by law and by any applicable provision of its articles of incorporation and bylaws.

        (b)  CWV.  Commercial shall have caused the organization and chartering
             ---
of CWV and CWV shall have executed the Adoption Agreement.

        (c)  Absence of Restraint.  No order to restrain, enjoin or otherwise
             --------------------
prevent the consummation of the transaction contemplated in this Agreement shall have been entered by any court or administrative body which remains in effect on the Merger Effective Date.

        (d)  Governmental Approvals.  There shall have been obtained by the
             ----------------------
Merger Effective Date any and all permits, approvals and consents of every governmental body or regulatory authority which are necessary or appropriate so that consummation of the transaction contemplated in this Agreement shall be in compliance with all applicable laws, including, without limitation, those the FRB, the Board of Banking and Financial Institutions and any other governmental or regulatory authority with jurisdiction over the transaction.

        (e)  Compliance with Representations, Warranties and Additional
             ----------------------------------------------------------
Agreements.  All of the representations and warranties of the parties contained
----------
in this Agreement shall be true in all material respects at and as of the Merger Effective Date with the same force and effect as if they had been made at and as of such date (except for changes contemplated and permitted by this Agreement or otherwise consented to in writing by the appropriate party to this Agreement) and each party shall have complied with and performed, in all material respects, all of the agreements contained in this Agreement to be performed by it at or before the Merger Effective Date. At the Closing of the transaction contemplated herein, each party shall have received from the other party to this Agreement, a certificate, in affidavit form, dated as of the date of the Closing, signed by the other party's chief executive officer and chief financial officer, certifying that the foregoing statements made in this Section 4.1(e) are true and correct to the best of their knowledge and belief.

        (f)  Securities Law Compliance.  The Registration Statement to be filed
             -------------------------
by Commercial with the Securities and Exchange Commission pursuant to Section 2.1(m) hereof, shall be declared effective on or before the date of the Closing. No order suspending the effectiveness thereof shall have been issued which remains in effect on the date of the Closing, and no proceedings for that purpose shall, before the Closing, have been initiated or, to the best knowledge of Commercial, threatened. All state securities and "blue sky" permits or approvals required to carry out the transaction contemplated in this Agreement shall have been received to permit free trading of the Commercial stock issued to the non-affiliate Gateway shareholders.

        (g)  Confidentiality.  Commercial and Gateway shall each execute
             ---------------
mutually agreed  upon confidentiality agreements.

        (h)  Accounting Treatment.  All criteria for the Merger to be accounted
             --------------------
for under the pooling of interests method of accounting shall have been met, and no party hereto shall knowingly take any action which would have the effect of disqualifying the Merger under the pooling of interests method of accounting.

        (i) All criteria to assure the tax-free exchange of Gateway shares for Commercial shares shall have been met.

        (j) Commercial and/or The Bank of McMechen, as appropriate, shall have negotiated, for execution as of Closing: (1) an employment agreement with change of control provisions for a term of not more than three (3) years from the date of the Closing, with Michael E. Moore, President and (2) a change of control agreement with Linda Miller, Chief Operating Officer; both of which must be, in form and substance, satisfactory to Commercial.

     4.2  Additional Conditions to Obligations of Commercial.
          ---------------------------------------------------

        (a)  Shareholder Approval.  Holders of an aggregate of greater than 10%
             --------------------
of the issued and outstanding shares of Gateway shall not have perfected their rights to dissent to the transaction contemplated herein.

        (b)  Counsel's Opinion.  Commercial shall have received an opinion of
             -----------------
counsel for Gateway dated as of the Merger Effective Date, to the effect that:

           (i) Gateway is a state chartered bank duly organized, validly existing and in good standing under the laws of the State of West Virginia;

           (ii) The authorized capital stock and the number of shares issued and outstanding of Gateway are as stated in the opinion. The issued and outstanding shares are validly issued, fully paid and non-assessable, and were not issued in violation of any preemptive rights of the shareholders of Gateway. As of such date, to the best of counsel's knowledge, there are no options, warrants, convertible securities or similar items outstanding on behalf of Gateway.

           (iii) Gateway has the corporate power and authority to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly authorized, executed and delivered by Gateway and constitutes the legal, valid and binding obligation of Gateway, enforceable in accordance with its terms except as enforceability may be limited by general equitable principles, bankruptcy, insolvency, reorganization, moratorium, or other laws affecting creditors' rights generally.

           (iv) The Affiliate's agreements in the form of Exhibit D executed on or prior to the Merger Effective Date have been duly executed and delivered by the Gateway directors and constitute the legal, valid and binding obligation of the respective directors and are enforceable in accordance with their terms.

           (v) All necessary corporate proceedings have been duly and validly taken by Gateway, to the extent required by law, its respective articles of incorporation and bylaws, or otherwise, to authorize the execution and delivery of this Agreement by Gateway and the consummation of the transaction contemplated herein.

           (vi) Counsel has reviewed the proxy statement contemplated hereby and, with respect to all information relating to Gateway contained therein, counsel does not know of any misleading statement of any material fact or failure to state a material fact which was necessary to be stated to prevent the statements made from being false or misleading in any material respect, except as to financial data, as to which counsel expresses no opinion.

           (vii) The consummation of the transaction contemplated herein will not violate or result in a breach of, or constitute a default under, the articles of incorporation or bylaws of Gateway, or constitute a breach or termination of, or default under, any agreement or instrument of which counsel is aware and which would have a material adverse effect on the business of Gateway, and to which it is a party or by which it or any of its property is bound.

        (c)  Affiliates Agreements.  Commercial shall have received an
             ---------------------
agreement, in the form of Exhibit D hereto, executed and delivered by each shareholder of Gateway who, in the reasonable opinion of Commercial, may be deemed an "affiliate" of Gateway, as that term is defined in Rule 145 promulgated by the Securities and Exchange Commission.

     4.3  Additional Conditions to Obligations of Gateway.
          --------------------------------------------------

        (a)  Opinion of Counsel.  Gateway shall have received the opinion of
             ------------------
counsel to Commercial to the effect that:

           (i) Commercial is a West Virginia corporation, validly existing and in good standing under the laws of West Virginia and is duly authorized to own its properties and to conduct its business as presently conducted. CWV is validly existing and in good standing under the laws of the State of West Virginia is duly authorized to own its properties and to conduct its business as presently conducted.

           (ii) All necessary corporate proceedings have been duly taken by Commercial and CWV to the extent required by law, their respective articles of incorporation, bylaws or otherwise, to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated herein. This Agreement constitutes the legal, valid and binding obligation of Commercial and CWV (once it executes the Adoption Agreement) and is enforceable against them in accordance with its terms except as enforceability may be limited by general equitable principles, bankruptcy, insolvency, reorganization, moratorium, or other laws affecting creditors rights generally.

           (iii) All regulatory approvals of federal or state banking authorities and regulators necessary to consummate the transactions contemplated herein have been obtained.

           (iv) Counsel has reviewed the proxy statement described herein with respect to all information relating to the Merger and to Commercial and CWV contained therein, and knows of no respect in which the proxy statement contained any false or misleading statement of any material fact or of any failure to state a material fact which was necessary to be stated to prevent the statements made from being false or misleading in any material respect, except as to the financial statements and other financial data as to which counsel expresses no opinion.

        (b)  Tax Opinion.   On or before the Closing, Gateway shall have
             -----------
received an opinion from Bowles Rice McDavid Graff & Love, P.L.L.C., Charleston, West Virginia in a form reasonably satisfactory to Gateway's counsel to the effect that:

           (i) The statutory merger of Gateway with and into CWV will constitute a tax-free reorganization within the meaning of IRC Section 368(a)(1)(A) and IRS Section
368(a)(2)(D);

           (ii) Except as provided in (iii) immediately below, no gain or loss will be recognized by a Gateway shareholder as a result of the exchange of the stock owned by Gateway in the Bank of McMechen in exchange for the Commercial stock by Gateway and the subsequent liquidation of Gateway and distribution of the stock held by Gateway in Commercial to the shareholders of Gateway in exchange for their stock in Gateway.

           (iii) The shareholders of Gateway will recognize gain or loss on the receipt of cash, if any, received in lieu of fractional shares. The provisions of IRC Section 302 will govern whether the character of the gain will be ordinary income or capital gain.

           (iv) The tax basis of the shares of Commercial received by each shareholder of Gateway will equal the tax basis of such shareholder's shares of Gateway (reduced by any amount allocable to fractional share or interests for which cash is received) exchanged in the merger.

           (v) The holding period for the shares of Commercial received by each shareholder of Gateway will include the holding period for the shares of Gateway of such shareholder exchanged in the merger.

           (vi) Commercial will not recognize any gain or loss as a result of the merger.

           (vii) Bank of McMechen will not recognize any gain or loss as a result of the merger.

           (viii) Gateway will not recognize any gain or loss as a result of the merger and its subsequent liquidation.

           (ix) A Gateway shareholder who dissents from the transaction and receives solely cash in exchange for his stock in Gateway will be treated as having received such cash in redemption of his or her Gateway stock subject to the provisions of IRC (S)(S) 302 and 318.

        (c)  Fairness Opinion.  The board and shareholders of Gateway shall have
             ----------------
received the opinion of Charles Webb & Company that the transaction is fair, from a financial perspective, to the shareholders of Gateway.


                                   ARTICLE V
                                   ---------
                                    CLOSING
                                    -------

     5.1  Closing.   The closing (the "Closing") of each merger transaction
          -------
shall take place at the principal office of Commercial, or such other place as may be agreeable to the parties hereto, shall consist of the exchange of items required hereby and the filing of the Articles of Merger. The parties will use their best efforts to close on or about December 31, 1997. The payment of the Merger Consideration will commence as soon as possible after the Merger Effective Date.

                                  ARTICLE VI
                                 ------------
                                 MISCELLANEOUS
                                 -------------

     6.1  Termination.  This Agreement may be terminated and canceled, and the
          -----------
transaction contemplated herein may be abandoned, notwithstanding shareholder authorization, at any time before the Merger Effective Date as follows:

        (a) By mutual consent of the Board of Directors of Commercial and Gateway as evidenced by a majority vote of each of their respective Boards of Directors; or

        (b) By Commercial, if any of the conditions required to be satisfied by Gateway specified in Sections 4.1 and 4.2 hereof shall not have been satisfied within the time contemplated by this Agreement for consummation of this transaction; or

        (c) By Gateway, if any of the conditions required to be satisfied by Commercial specified in Section 4.1 and 4.3 hereof shall not have been satisfied within the time contemplated by this Agreement for consummation of the transactions; or

        (d) By any party, if the Merger will violate any nonappealable final order, decree or judgment of any court of governmental body which binds any party.

     In any event, the obligations of the parties under this Agreement shall terminate March 31, 1998, if the Closing has not occurred before that date, unless the parties hereto mutually agree in writing to an extension of the time within which to close.

     In the event of the termination of this Agreement for any reason, each party shall forthwith deliver to the other parties hereto all documents, work papers and other material obtained from it or any of its subsidiaries relating to the transaction contemplated herein, whether obtained before or after the execution hereof, and will continue to treat as confidential all such information in the same manner as it treats similar confidential information of its own and shall cause its and its subsidiaries' employees, agents and representatives, to keep all such information confidential except for such disclosures that are required by law or regulation or by rule, order or decree or any court or government agency.

     6.2  Expenses.  Each of the parties to this Agreement agrees to pay,
          --------
without a right to reimbursement from the other party hereto and whether or not the transaction contemplated in this Agreement shall be consummated, all of the costs incurred by it incident to the performance of its obligations under this Agreement and to the consummation of the transaction contemplated herein.

     6.3  Survival of Provisions.  The representations, warranties, obligations
          ----------------------
and other agreements contained in all sections of Article I and Article II and Sections 3.5(f) and 6.2 of this Agreement shall survive the consummation of the transactions contemplated herein and shall be and remain strictly enforceable thereafter in accordance with the terms thereof for the period of three (3) years after the date each merger transaction is consummated. Except as aforesaid, and except as may be otherwise explicitly provided in this Agreement, the respective representations, warranties, obligations and other agreements of the parties hereto shall not survive the Closings.

     6.4  Individual Directors of Gateway.  The Directors of Gateway have
          -------------------------------
executed this Agreement solely to evidence their assent hereto and for the express purpose of binding them, to the extent consistent with and not in violation of their fiduciary duty, to the fulfillment of each of the terms and conditions hereof by the respective parties and the diligent, expeditious and good faith pursuit and timely consummation of the transaction contemplated herein. The Directors of Gateway further agree to cooperate fully with the parties hereto, their employees, representatives and agents, in consummating the transaction as proposed and each agrees to vote the shares he or she beneficially owns and the shares as to which he or she controls or exercises voting authority or power in favor of the Merger. The Directors of Gateway agree to take no action inconsistent with this Agreement or the consummation of the Merger; provided, that each Director shall act at all times in a manner consistent with his or her fiduciary responsibilities. Any shares beneficially acquired by a Gateway Director or as to which each such Director acquires control or the right to vote, will, without further action, be subject to the agreements contained in this paragraph 6.4.

        Each Director further acknowledges and agrees that his or her agreement to vote his or her shares in favor of the Merger is necessary to fulfill certain conditions precedent to consummation of the Merger.

     6.5  Amendment.  This Agreement may be amended by mutual consent of the
          ---------
Board of Directors of Commercial and Gateway, evidenced by a majority vote of each of their respective Boards of Directors, at any time before or after approval thereof by the shareholders; but, after any such shareholder approval, no amendment shall be made to this Agreement which substantially and adversely changes the terms of the particular agreement without obtaining the further approval of the respective shareholders of that party. This Agreement may not be amended except by an instrument in writing duly executed by the appropriate officers on behalf of each of the parties hereto.

     6.6  Assignability.  This Agreement shall inure to the benefit of and be
          -------------
binding upon the parties hereto and their respective successors and assigns, provided that this Agreement may not be assigned by any party without the prior written consent of the other parties hereto.

     6.7  Notices.  Any notice or other communication required or permitted
          -------
under this Agreement shall be made in writing and shall be deemed to have been duly given or received if delivered in person or if sent by certified mail, with postage prepaid, addressed as follows:


TO COMMERCIAL:                            TO GATEWAY:
Larry Johnson                             Bank of McMechen
Commercial BancShares, Inc.               700 Marshall Street
415 Market Street                         P. O. Box 68
P. O. Box 1427                            McMechen, West Virginia  26040
Parkersburg, West Virginia  26102-1427

COPY TO:                                  COPY TO:
Sandra M. Murphy, Esq.                    Evans L. King, Jr., Esq.
BOWLES RICE MCDAVID GRAFF                 STEPTOE & JOHNSON
         & LOVE, P.L.L.C.                 Bank One Center
600 Quarrier Street                       P. O. Box 2190
P. O. Box 1386                            Clarksburg, West Virginia  26302
Charleston, WV  25325-1386

     6.8   Entire Agreement.  This Agreement, together with all exhibits
           ----------------
attached hereto, constitutes the entire agreement among the parties and shall supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of the transaction contemplated herein and may not be changed except by amendment pursuant to the provisions of
Section 6.5 of this Agreement.

     6.9   Counterparts.  This Agreement may be executed in several
           ------------
counterparts, each of which shall be deemed an original; but all of which shall constitute one and the same instrument.

     6.10  Governing Law.  Subject to the applicable law of the United States of
           -------------
America, this Agreement shall be governed and construed in all respects, including, but not limited to, validity, interpretation and effect, pursuant to the laws of the State of West Virginia.

     6.11  Invalid Provisions.  The invalidity or unenforceability of any
           ------------------
particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted.

     6.12  Headings and Subheadings.  The headings and subheadings used in this
           ------------------------
Agreement are included for convenience of reference only and shall have no effect on the construction or meaning of this Agreement.

     6.13  Third-Party Beneficiaries.  Nothing in this Agreement shall be
           -------------------------
construed as and this Agreement shall not be deemed to be for the benefit of any third party.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their corporate officers thereunto duly authorized.


Attest:                                   COMMERCIAL BANCSHARES, INCORPORATED


By /s/ Larry G. Johnson                   By /s/William E. Mildren, Jr.
   --------------------                      -----------------------------

Its Secretary                             Its President
    ---------                                 ---------

Attest:                                GATEWAY BANCSHARES, INC.

By Robert E. Durig                     By Michael E. Moore
   ---------------                        -------------------

As Its Chairman                        Its President
       --------                            ---------



                                       DIRECTORS OF GATEWAY BANCSHARES, INC.*


/s/ Robert E. Durig                    /s/ Donald Eddy
-------------------                    ---------------
Dr. Robert E. Durig, Chairman          Donald Eddy, Vice Chairman


/s/ Thomas O. Dickey                   /s/ Robert Munn, Jr.
--------------------                   --------------------
Dr. Thomas O. Dickey, Secretary        Robert Munn, Jr.


/s/ Michael E. Moore                   /s/ Linda Miller
--------------------                   ----------------
Michael E. Moore                       Linda Miller



*[The Directors of Gateway have signed this Agreement solely to acknowledge their individual agreements contained in Sections 4.1(h) and 6.4.]

                                  EXHIBIT LIST



        Exhibit A -    Commercial Disclosures

        Exhibit B -    Adoption Agreement

        Exhibit C -    Gateway Disclosures

        Exhibit D -    Form of Affiliates Agreement

                                   EXHIBIT  A



                      COMMERCIAL BANCSHARES, INCORPORATED
                              DISCLOSURE SCHEDULE

                      COMMERCIAL BANCSHARES, INCORPORATED

                              DISCLOSURE SCHEDULE



     2.1(g)(iv) The Commercial BancShares, Incorporated Employee Stock
Ownership Plan with 401(k) provisions ("KSOP") periodically purchases Commercial stock on behalf of participants of the KSOP.


     2.1(o) Commercial has not filed its 1996 Federal income tax return, but has been granted a six-month automatic extension of time to file. Commercial will file its return by the extension due date.

                                   EXHIBIT B


                               ADOPTION AGREEMENT


     This Adoption Agreement is made and entered into as of __________________ , 1997, among CWV Holding Company, Inc. ("CWV"), Gateway Bancshares, Inc. ("Gateway") and Commercial BancShares, Incorporated ("Commercial").

     WHEREAS, Commercial and Gateway have entered into that certain Agreement and Plan of Merger dated July ____, 1997 (the "Merger Agreement"), the provisions of which are incorporated herein by reference and made a part of this Adoption Agreement;

     WHEREAS, it is provided in Section 2.1 of the Merger Agreement that as soon as possible after the chartering of CWV, Commercial shall cause CWV to execute and enter into this Adoption Agreement to cause CWV to be bound by the applicable terms and conditions of the Merger Agreement;

     WHEREAS, the charter of CWV has now been issued;

     NOW THEREFORE, for and in consideration of the premises and mutual agreements of the parties, CWV, Gateway and Commercial do hereby agree as follows:

     1. CWV hereby joins in and agrees to be bound by the terms, representations, warranties, covenants, conditions and other provisions of the Merger Agreement applicable to it, to the same extent, as if it were an original party thereto.

     2. CWV agrees that it shall use its best efforts and good faith to take or cause to be taken as soon as practicable all actions on its part required to be taken to permit the consummation of the Merger Agreement and the Merger, as defined therein, and it shall cooperate fully with Gateway and Commercial to that end.

     3.   CWV also represents and warrants that:

           (a) CWV is a corporation, duly organized, validly existing and in good standing under the laws of the State of West Virginia.

           (b) CWV has the corporate power to execute and deliver this Adoption Agreement and has taken all action required by law, its charter, its bylaws or otherwise, to authorize the execution and delivery of this Adoption Agreement, the consummation of the Merger and the transaction contemplated in the Merger Agreement.

           (c) The Merger Agreement is the valid and binding obligation of CWV.

     IN WITNESS WHEREOF, CWV, Gateway Bank, Inc. and Commercial BancShares, Inc. have caused this Adoption Agreement to be duly executed as of the date first written above.

                                 CWV HOLDING COMPANY, INC.


                                 By: ______________________________________

                                 Its: ______________________________________

                                 GATEWAY BANCSHARES, INC.


                                 By: ______________________________________

                                 Its: ______________________________________



                                 COMMERCIAL BANCSHARES, INCORPORATED


                                 By: ______________________________________

                                 Its: ______________________________________

                                   EXHIBIT  C



                 GATEWAY BANCSHARES, INC. REQUIRED DISCLOSURES

                 GATEWAY BANCSHARES, INC. REQUIRED DISCLOSURES



     2.2(d)(vii) Gateway Bancshares, Inc. granted a two percent (2%) increase in salaries for four of its executive officers effective July 1, 1997. The individuals who received salary increases are: Michael E. Moore, Chief Executive Officer; Linda Miller, Chief Operating Officer; Nancy Angalich, Vice President; and Larry Randolph, Assistant Vice President.


     2.2(f) Litigation and (h) Absence of Undisclosed Assets and of Undisclosed Contingent Liabilities

Becker, et al. v. The Bank of McMechen
--------------------------------------
Civil Action No. 96-C-40K
Circuit Court of Marshall County, West Virginia

     Thirteen customers whose names were used in an embezzlement scheme in 1992 by a former loan officer filed a complaint against The Bank of McMechen on counts of fraud, negligence, breach of fiduciary duty, conversion and outrage, and they seek punitive and compensatory damages.

     At a later date, nine of the plaintiffs dismissed their claims. The attorney for the remaining plaintiffs has informed The Bank of McMechen's attorneys that he intends to withdraw from the case. The Bank of McMechen is informed he has filed a motion to be allowed to withdraw, but the Court has not acted on it.

White, et al. v. Hall, et al.
-----------------------------
Civil Action No. 95-C-104K
Circuit Court of Marshall County, West Virginia

     The Bank of McMechen made a loan to Hall during November, 1994, using real estate as collateral which was deeded to Hall by her father, Hugh White. Mr. White is now deceased, and the executor is asking for a declaratory judgment to split the property among five children, claiming Mr. White's reduced judgment at the time the property was deeded to Hall. As lienholder, the Bank has been named in the complaint. The plaintiffs seek an order voiding the deed of trust.

The Bank of McMechen (Ohio Casualty Insurance Company)
------------------------------------------------------
v. Progressive Casualty Company
-------------------------------
Civil Action No. 97-C-1M
Circuit Court of Marshall County, West Virginia

     A complaint has been filed due to Progressive Casualty Company's failure to defend The Bank of McMechen in a prior lawsuit arising from the embezzlement referred to in the Becker case. Ohio Casualty Insurance Company is seeking
                   ------
recovery for its disbursements in an earlier case, which has been settled.
Under certain agreements with the insurance company, The Bank of McMechen has the right to participate, in a fractional amount, in any recovery, and The Bank of McMechen also may have to pay, in a fractional amount, any attorney's fees and litigation costs and expenses incurred in this civil action.


     2.2(j)         The Bank of McMechen owns the following real estate:

                                                                                Square Footage
                                                                     -------------------------------------
                                             Description              Building       Land         Total
                                   --------------------------------  -----------  -----------  -----------
1.         Main Bank               Lot 30 & N Pt. Lot 31                 112,600       12,000      124,600
           700 Marshall            Doyle & Bloyd Addn.
           McMechen                & 1/2 abandoned E 7th
           Deed Book 121           St. McMechen Corp.
           page 452

2.         Loan Dept.              Lot 32 & Pt. Lot 31                    60,400        6,700       67,100
           704 Marshall            Doyle & Bloyd Addn.
           McMechen                McMechen Corp.
           Deed Book 442
           page 183

3.         Drive -In               Pt Lts 30-31-32                       108,500        3,500      122,000
           613 Marshall            Marshall St.
           McMechen                BB McM Addn.
           Deed Book 463
           page 295

4.         Parking Lot             Lots 28-29 D & B                         None        7,000        7,000
           (between bank           Addn. & 1/2 aband.
           & Reilley Bldg.)        E. 7th St.
           & Bookkeeping           McMechen Corp.
           Deed Book 397
           page 278

5.         Benwood -               Lots 1-2-3 Tappe Addn.                 85,900        4,800       90,700
           Banking Ctr.            Benwood Corp.
           43 Marshall St.
           Benwood
           Deed Book 520
           page 379
6.         Vacant Lot              N 1/2 Lt. 6 Sq. 2                        None        5,100        5,100
           Benwood                 Hanlan Addn.


           25 Marshall St.         Benwood Corp.
           Benwood
           Deed Book 554
           page 474

7.         Vacant Lot -            Pt Lt 5 Hanlan Addn.                     None        4,600        4,600
           Benwood                 Sq 2 Add
           23 Marshall St.         Benwood Corp.
           Benwood
           Deed Book 554
           page 474

8.         Vacant Lot -            Pt Lt 5 Sq. 2                            None        4,600        4,600
           Benwood                 Hanlan Addn.
           21 Marshall St.         Benwood Corp.
           Benwood                 (from Tusina)
           Deed Book 555
           page 378

Gateway owns the following real estate:

1.         Reilley Bldg.          Lot 27 D & B Addn.                    23,000        2,500       25,500
           614 Marshall           McMechen Corp.
           McMechen               (owned by Gateway Bancshares)
           Deed Book 525
           page 180


     2.2(l) Gateway is a party to a Software Maintenance Agreement dated as of June 1, 1996 (the "Agreement") with Midwest Software, Inc. ("Midwest Software"). Under the Agreement, Midwest Software agrees to provide to Gateway maintenance services and updates of all enhancements and improvements and corrections developed and/or implemented by Midwest Software for a period of one year. Gateway believes the Agreement may be terminated with thirty (30) days prior written notification to Midwest Software. Maintenance service charges on a monthly basis are $440.

                                   EXHIBIT D


                             AFFILIATE'S AGREEMENT

                             ______________________
                                      Date



Gentlemen:

     Reference is made to the Agreement and Plan of Merger (the "Plan") dated the ________ day of ____________ , 1997 by and among Commercial BancShares, Incorporated ("Commercial"), Gateway Bancshares, Inc. ("Gateway") and CWV Holding Company, Inc., providing for the merger of Gateway into a wholly-owned subsidiary of Commercial, CWV Holding Company, Inc. As a result of the merger, Commercial will acquire all of the issued and outstanding common stock of Gateway in exchange for shares of the common stock of Commercial. As a result of the merger, CWV will survive the Merger. The undersigned stockholder has been identified as one who may be an "affiliate" of Gateway for the purposes of Rule 145 of the Securities Act of 1933, as amended (the "Act"). As a result of the transaction contemplated by the Plan, the affiliate will receive shares of Commercial stock. In consideration for the receipt of such shares, the affiliate represents, warrants and covenants to Commercial as follows:

        (1) Until the expiration of the limitation on the transfer of the affiliate shares as provided in Rule 145, the affiliate will not sell, assign or transfer any of the affiliate shares except (a) within the limits and in accordance with the applicable provisions of Rule 145 or (b) upon receipt by Commercial of an opinion of counsel, in form and substance satisfactory to Commercial and its counsel, to the effect that such disposition complies with the Act.

        (2) Until the expiration of the limitation on the transfer of the affiliate shares as provided in Rule 145(d), each certificate for the affiliate may bear a restrictive legend in substantially the following form:

        The shares represented by this certificate have been issued to the registered holder as a result of a transaction to which Rule 145 under the Securities Act of 1933, as amended (the "Act") applies.
     The shares represented by this certificate may not be sold, transferred or assigned, and the issuer shall not be required to give effect to any attempted sale, transfer or assignment, except pursuant to (i) the Registration Statement then in effect under the Act, (ii) a transaction permitted by Rule 145 as to which the issuer has received evidence of compliance with the provisions of Rule 145 reasonably satisfactory to it, or (iii) a transaction which, in the opinion of counsel or as described in a "no action" or interpretive letter from the staff of the Securities and Exchange Commission, in each case satisfactory in form and substance to the issuer, is exempt from the registration requirements of the Act.


                                 Very truly yours,


                                 ___________________________________________





Accepted this ____ day of _______________, 1997, by:



                                 COMMERCIAL BANCSHARES, INCORPORATED



                                 By: _______________________________________

                                 Its: _______________________________________

                                       2